EXHIBIT 10.1

AMENDMENT AGREEMENT

     This Amendment Agreement (this “Amendment Agreement”) dated as of May 7, 2012, is by and between Regeneron Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of New York and having its principal office at 777 Old Saw Mill River Road, Tarrytown, New York 10591 (“Regeneron”), and Bayer Healthcare LLC, a limited liability company having a principal place of business at 511 Benedict Avenue, Tarrytown, NY 10591 (“Company”).

INTRODUCTION

     WHEREAS, Regeneron and BHC are Parties to a License and Collaboration Agreement, having an effective date of October 18, 2006 (the “LCA”); and

     WHEREAS, Regeneron and BHC have mutually determined that, during the term of the Co-Promotion and Distribution Agreement, by and between Bayer Yakuhin, Ltd. (“BYL”), an Affiliate of BHC, and Santen Pharmaceutical Co., Ltd. (“Santen”), dated of even date herewith (the “Santen Co-Promotion Agreement”) which is being executed and delivered concurrently with the execution and delivery of this Amendment, Licensed Products will be Commercialized in Japan pursuant to the Santen Co-Promotion Agreement.

     WHEREAS, in connection with, and as a condition to Regeneron consenting to the Commercialization of Licensed Products in Japan pursuant to, the Santen Co-Promotion Agreement, this Amendment Agreement is being entered into to amend and supplement the LCA to (a) convert the financial arrangements with respect to the Commercialization of Licensed Products in Japan from a profit split as provided in the LCA to a royalty payable by Bayer to Regeneron (subject to reversion to a profit split under certain circumstances), and (b) reflect the agreements among Company, BYL and Regeneron regarding the Commercialization of Licensed Products in Japan , including, in particular, the financial, governance and reporting provisions of the LCA with respect to Japan.

     NOW, THEREFORE, in consideration of the foregoing, and the mutual promises and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	Existing Definitions. Capitalized terms used in this Amendment Agreement which are not defined herein and are defined in the LCA shall have the meanings ascribed to them in the LCA. Capitalized terms used in this Amendment Agreement which are not defined herein and are not defined in the LCA shall have the meanings ascribed to them in the Santen Co-Promotion Agreement and such definitions are hereby deemed incorporated by reference into Article I of the LCA.

2.	New Definitions. Article 1 of the LCA is hereby amended to add the following definitions:

	(a)	“[****]” shall mean [****].

	(b)	“Amendment Agreement” shall mean this Amendment Agreement, as it may be amended from time to time.

	(c)	“Bayer Market Net Sales” shall mean Net Sales in Japan calculated in accordance with the definition of Net Sales set forth in Article I of the LCA.

	(d)	“Bayer Sales” shall mean the number of units of Licensed Product sold by Bayer to Santen during the respective Quarter multiplied by [****] and multiplied by [****].

	(e)	“BYL” shall mean Bayer Yakuhin Ltd., an Affiliate of Company.

	(f)	“Japan Profit Share” shall have the meaning, and shall be calculated as, set forth in Schedule 2, Section I.B.

	(g)	“Japan Royalty” shall have the meaning, and shall be calculated as, set forth in Schedule 2, Section I.A.

	(h)	“Japan Shared Promotion Expenses” shall have the meaning set forth in Schedule 2, Section I.B.(i).

	(i)	“Santen” shall mean Santen Pharmaceutical Co., Ltd., a Japanese corporation having its principal place of business at 3-9-19, Shimoshinjo, Higashiyodogawa-ku, Osaka 533-8651, Japan.

	(j)	“Santen Change of Control” shall mean any of the following events: (a) Company or any of its Affiliates, alone or together, acquire(s) shares of capital stock of Santen representing a majority of the total voting power represented by all classes of capital stock then outstanding of Santen normally entitled to vote in the election of members of the board of directors (or analogous governing body) of Santen; (b) Santen consolidates with or merges with or into Company or any of its Affiliates; or (c) Santen conveys, transfers or leases all or substantially all of its assets to Company or any of its Affiliates.

	(k)	“Santen Co-Promotion Agreement” shall mean the Co-Promotion and Distribution Agreement dated of even date herewith by and between BYL and Santen, as amended from time to time in accordance with the terms thereof and with the consent of Regeneron if required pursuant to the Amendment Agreement.

	(l)	“Santen Market Net Sales” shall mean the number of units of Licensed Product sold by Santen to wholesalers or other Third Parties during the respective Quarter multiplied by [****] and multiplied by [****].

3.	Amended Definitions. The following definitions in Article I of or elsewhere in the LCA are hereby amended as follows:

(a)	References in the LCA to “Agreement” shall mean the LCA, as amended by this Amendment Agreement.

(b)	“Consolidated Payment Report”. The definition of “Consolidated Payment Report” set forth in Article I of the LCA is amended by adding the following sentence at the end thereof: "In addition, the Consolidated Payment Report shall also include for such Quarter (i) if the Santen Co-Promotion Agreement is in effect and the Japan Royalty is applicable for such Quarter and, in accordance with Schedule 2, is calculated based on Santen Market Net Sales, (A) Santen Market Net Sales, (B) the applicable NHI Price and (C) unit sales of the Licensed Product in Japan, (ii) if the Japan Royalty is applicable for such Quarter and is calculated based on Bayer Market Net Sales in accordance with Schedule 2, Bayer Market Net Sales, and (iii) if the Santen Co-Promotion Agreement is in effect and the Japan Profit Share is applicable for such Quarter, (A) Bayer Sales, (B) COGS applicable to Bayer Sales and (C) Japan Shared Promotion Expenses incurred by BYL (following reconciliation with Santen) and by Regeneron, if any."

(c)	“Net Sales”. The definition of “Net Sales” set forth in Article I of the LCA is amended by adding the following sentence at the end thereof: “So long as the Santen Co-Promotion Agreement remains in effect, Net Sales excludes sales of Licensed Products in the Field in Japan.”

(d)	“Shared Promotion Expenses”. The definition of “Shared Promotion Expenses” in Article I of the LCA is amended by adding the following sentence at the end thereof: “So long as the Santen Co-Promotion Agreement is in effect, Shared Promotion Expenses excludes any of the items listed in this definition to the extent related to the Commercialization of Licensed Products in Japan.”

4.	Schedule 2. Schedule 2 of the LCA is deleted in its entirety and replaced with the Amended and Restated Schedule 2 attached to this Amendment Agreement, and all references to Schedule 2 in this Amendment Agreement, or in the LCA from and after the date of this Amendment Agreement, refer to such Amended and Restated Schedule 2.

5.	Regeneron Consent to Sublicense Grant. Regeneron hereby expressly agrees and consents for the Initial Term to a sublicense by BHC to BYL of BHC’s rights under the Regeneron Intellectual Property granted by Regeneron to BHC pursuant to the LCA, provided such sublicense is in compliance with Section 4.3 of the LCA unless agreed in writing by Regeneron with BHC, and to BYL’s further sublicense of such rights to Santen, to the extent that they comprise Licensed Intellectual Property, pursuant to the terms of the Santen Co-Promotion Agreement, provided that such agreement and consent shall not alter or affect in any manner BHC’s obligations or Regeneron’s rights under the LCA which shall remain in full force and effect, including without limitation under such Section 4.3.

6.	Commercialization Governance. For so long as the Santen Co-Promotion Agreement remains in effect, all management and governance of the Commercialization efforts for the Licensed Product in Japan shall be determined under the LCA as if such efforts were conducted by Company alone (it being understood that for so long as the Santen Co-Promotion Agreement remains in effect, Company may fulfill its obligations under the first two sentences of Section 6.6 and Section 6.7 of the LCA through Santen), except that Regeneron shall not participate in the Joint Steering Committee (as defined in the Santen Co-Promotion Agreement) for Japan. For the avoidance of doubt, Company must still prepare and present to the JCC the Country Commercialization Plan for Japan in accordance with Section 6.3 of the LCA. If the Santen Co-Promotion Agreement is no longer in effect, this Section 6 of this Amendment shall have no further force or effect and the management and governance of the Commercialization efforts for the Licensed Product in Japan shall again be governed by and subject to the LCA in all respects. Company shall provide to Regeneron, within ten (10) Business Days of receipt, all reports and information provided to BYL or Company under Section 3.3 of the Santen Co-Promotion Agreement. Notwithstanding anything to the contrary in this Section 6, Company shall provide, or shall cause BYL to provide, to Regeneron such other reports and information required to be provided under the LCA in the form required by the LCA.

7.	Section 9.3(f). Section 9.3(f) of the LCA is amended by adding the following at end thereof: “provided, that if the Santen Co-Promotion Agreement is in effect and the Japan Profit Share is applicable, within forty-five (45) days following the end of each Quarter commencing after the First Commercial Sale in Japan (or such earlier agreed upon calendar Quarter, if appropriate), each Party that has (or whose Affiliate has) incurred Japan Shared Promotion Expenses in that Quarter shall deliver electronically to the other Party a written report setting forth in reasonable detail the Japan Shared Promotion Expenses incurred by that Party or its Affiliates in such Quarter”.

8.	Section 9.3(g). Section 9.3(g) of the LCA is amended by adding immediately after the words “for such Quarter” the following: “and, if the Santen Co-Promotion Agreement is in effect and the Japan Profit Share is applicable, Company shall deliver electronically to Regeneron a written report setting forth (i) COGS applicable to Bayer Sales and (ii) COGS incurred by Company or its Affiliates applicable to Net Sales in the Territory excluding Japan”.

9.	Section 11.6. Section 11.6 of the LCA is amended by adding the following at the end of the first sentence of such Section (after the word “materials” and before the period): “;and provided further that if including Regeneron’s name with equal prominence on materials exclusively related to each Licensed Product in the Field as provided above is prohibited under applicable Laws, Company will use Commercially Reasonable Efforts to include, to the extent permitted by applicable Laws, a reference to Regeneron and its contribution to such Licensed Product (e.g., ‘EYLEA was jointly developed by Regeneron and Bayer HealthCare’).

10.	Calculation of the Japan Profit Split. Unless the Japan Profit Share is applicable as provided in Section 11 or Section 12 of this Amendment Agreement, the Japan Profit Split (as defined in Schedule 2, Section I.) shall be calculated as the Japan Royalty, as defined in and in accordance with Schedule 2, Section I.A.

11.	Bayer Royalty Renegotiation Option. If the actual [****] in a given calendar year is less than [****] of the Assumed [****] for such calendar year as set forth in the table in Schedule 2A attached to this Amendment Agreement, either Party may request in writing that the Japan Royalty rates set forth in Schedule 2, Section I.A., be renegotiated to reflect the changed circumstances and to restore the economic basis of such financial arrangements. The Parties agree to renegotiate in good faith for thirty (30) days following the written request by a Party for renegotiation of such Japan Royalty rates pursuant to this Section 11. If the Parties do not reach written agreement on adjustments to the Japan Royalty rates within such thirty (30)- day period, the Japan Profit Split (as defined in Schedule 2, Section I.) shall thereafter be the Japan Profit Share, as defined in and calculated in accordance with Schedule 2, Section I.B., beginning in the next calendar Quarter commencing on or after the expiration of the thirty (30)-day period referenced above in this Section 11

12.	Launch Delay Option. In the event that the First Commercial Sale of a Licensed Product in Japan occurs after [****], either Party may request in writing that the schedule of annual Baseline A Santen Market Net Sales forth in Schedule 2, Section I.A., and, if the delay materially adversely affects the economic basis of the financial arrangements regarding the Commercialization of Licensed Products in Japan provided for in this Amendment Agreement (including Schedule 2), the Japan Royalty rates, be renegotiated to reflect the delayed launch date and to restore the economic basis of such financial arrangements. The Parties agree to renegotiate in good faith for thirty (30) days following such a written request. If the Parties do not reach written agreement on a revised schedule of Baseline A Santen Market Net Sales and, if applicable, revised Japan Royalty rates, within such thirty (30)- day period, the Japan Profit Split (as defined in Schedule 2, Section I.) shall thereafter be the Japan Profit Share, as defined in and calculated in accordance with Schedule 2, Section I.B., beginning in the next calendar Quarter commencing on or after the expiration of the thirty (30)-day period referenced above in this Section 12. If the schedule of Baseline A Santen Market Net Sales is adjusted, the schedule of Baseline B and Baseline C Santen Market Net Sales will also be adjusted proportionately.

13.	[****].

Beginning with the first commercial sale in Japan of [****], Company shall pay to Regeneron a royalty of [****] of Net Sales [****] in Japan (calculated consistent with Section 1.65 of the LCA) until the earlier of: (i) the expiration or termination of the Santen Co-Promotion Agreement, or (ii) a Santen Change of Control. [****].

14.	Calculation of Sales Milestones Payments. For so long as the Santen Co-Promotion Agreement is in effect, Santen Market Net Sales shall be added to Net Sales in calculating aggregate Net Sales for purposes of determining the achievement of the sales milestone events described on Schedule 3 to the LCA. If the Santen Co-Promotion Agreement is no longer in effect, Bayer Market Net Sales shall be utilized in calculating aggregate Net Sales for such purposes.

15.	Restrictions on BYL Actions under Santen Co-Promotion Agreement.

(a)	Company will not, and will ensure that BYL does not, without Regeneron's prior written consent (such consent regarding subparagraphs (ii) and (iv) below not to be unreasonably withheld, delayed or conditioned):

	(i)	Agree to any amendment or modification of, waive or fail to enforce any material rights or grant any consent or approval under (including without limitation to permit Santen to conduct any Non-Approval Trial related to the Licensed Product in Japan), extend the Initial Term of, or terminate in part, the Santen Co-Promotion Agreement;

	(ii)	Agree to or permit any Public Relations Activity related to the Licensed Product in Japan;

	(iii)	Agree to or permit any reduction in the Minimum Audited Detail, or any downward revision in the Market Share Target percentage;

	(iv)	Enter into or thereafter amend any of the agreements referred to in Section 6.2 or 7.13 of the Santen Co-Promotion Agreement;

	(v)	Accept Santen's rejection of any delivery of Licensed Product if such rejection is based on actions or omissions of Regeneron in connection with the Manufacture of such Licensed Product, unless Regeneron has confirmed in writing the basis for such rejection in its reasonable judgment prior to such acceptance. For the avoidance of doubt, neither Santen nor BYL shall be required to introduce to the market or keep on the market any Licensed Product that they have tendered for rejection;

	(vi)	Resolve or agree to resolve any dispute under the Santen Co-Promotion Agreement if such resolution would diminish the economic benefit reasonably expected to accrue to Regeneron pursuant to the Japan Royalty or Japan Profit Split, as applicable, or would adversely affect the Collaboration in the Territory outside Japan; or

	(vii)	Agree, pursuant to Section 7.11 of the Santen Co-Promotion Agreement, on an extension of the Minimum Remaining Shelf-Life of the Licensed Product to be delivered to Santen.

(b)	If BYL is entitled to terminate the Santen Co-Promotion Agreement, Company and BYL will consult with Regeneron regarding the advisability of such termination, but BYL will have the ultimate decision on whether to terminate. Upon such termination, the Existing LCA, as amended by this Amendment Agreement, will govern Commercialization of the Licensed Product in Japan.

(c)	For so long as the Santen Co-Promotion Agreement is in effect, Company will not and will ensure that BYL does not make any sales of Licensed Products in Japan. The foregoing does not apply to sales of Licensed Product by Company or BYL to Santen as contemplated by the Santen Co-Promotion Agreement, or any other Commercialization activities expressly provided in the Santen Co-Promotion Agreement to be performed by Company or BYL.

16.	Supply Chain. Notwithstanding the obligations set forth in the Santen Co-Promotion Agreement, Company and BYL will maintain a minimum inventory of [****] of work-in-process inventory of Licensed Product allocated for Japan for the first [****] following the First Commercial Sale in Japan, and thereafter, a minimum inventory of [****] of work-in-process inventory of Licensed Product allocated for Japan. The foregoing requirements shall be reviewed by the parties in good faith if [****]. For purposes of this paragraph 16, “work in progress inventory” shall mean Licensed Product in vials or syringes prior to labeling or blistering, filled vials or syringes of Licensed Product that are labeled or blistered prior to sterilization, or sterilized and filled vials or blisters of Licensed Product that are labeled or blistered prior to packaging.

17.	Public Announcement. The Company and Regeneron will mutually agree upon the contents of any press release regarding the Santen Co-Promotion Agreement and this Amendment Agreement. The form of press release agreed to by the Parties announcing the execution of the Santen Co-Promotion Agreement and this Amendment Agreement is attached as Schedule 3 to this Amendment Agreement. Any other press release or public announcement concerning the Santen Co-Promotion Agreement or this Amendment Agreement shall be governed by Section 16.4 of the LCA. To the extent that a Party concludes in good faith that it is or may be required to file or register this Amendment Agreement or a notification thereof with any Governmental Authority in accordance with applicable Laws, such Party may do so subject to the provisions of Sections 16.4 and 20.8 of the LCA.

18.	Continuing Effect. Except as specifically modified by this Amendment Agreement, all of the provisions of the LCA are hereby ratified and confirmed to be in full force and effect, and shall remain in full force and effect.

19.	Company Representation; Performance by BYL. Company hereby represents and warrants to Regeneron that neither Company, BYL nor any of their Affiliates doing business principally in Japan has any current or planned agreement, arrangement or understanding with Santen or any of its Affiliates, other than the Santen Co-Promotion Agreement. Company shall cause BYL to perform all its obligations under the Santen Co-Promotion Agreement and will notify Regeneron if it or any of its Affiliates enters into any such agreement, arrangement or understanding with Santen or any of its Affiliates, other than the Santen Co-Promotion Agreement. For the avoidance of doubt, the foregoing representation and warranty, and the requirement to notify Regeneron, does not apply to agreements, such as routine Confidentiality Agreements, Material Transfer Agreements or the like, that do not relate to new business opportunities that have not been disclosed to Regeneron.

20.	No Offset. For the avoidance of doubt, Bayer will have no right to offset the Japan Royalty with any Bayer COGS, Shared Promotion Expenses or Japan Shared Promotion Expenses, as defined in Schedule 2, Section I.B.(i).

21.	Entire Agreement; Successors and Assigns. The LCA, this Amendment Agreement, and any written agreements executed by both Parties pertaining to the subject matter therein or herein, contain the complete understanding and entire agreement of the Parties hereto with respect to subject matter hereof and thereof and said documents supersede all prior understandings and agreements, whether written or oral, relating to the subject matter hereof and thereof. This Amendment Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

22.	Headings. Headings in this Amendment Agreement are for convenience of reference only and shall not be considered in construing this Amendment Agreement.

23.	Counterparts. This Amendment Agreement may be executed in counterparts and by facsimile signatures, each of which shall be deemed an original, and shall become a binding agreement when one or more counterparts have been signed by each Party and delivered to the other Party.

24.	Miscellaneous. The provisions of Section 20.1 of the LCA shall apply, mutatis mutandis, to this Amendment Agreement. If there is a direct conflict between the provisions of the LCA and this Amendment Agreement, this Amendment Agreement shall govern. This Amendment Agreement may be amended only by a writing executed by an authorized representative of each of the Parties.

[Signatures appear on following page]

     IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed as of the date hereof by a duly authorized corporate officer.

BAYER HEALTHCARE LLC

By:

Name:

Title:

Date:

REGENERON PHARMACEUTICALS, INC.

By:

Name:

Title:

Date:

AMENDED AND RESTATED SCHEDULE 2

Quarterly True-Up

At the end of each Quarter, the Parties will calculate the net payment one Party shall be required to make to the other Party (the “Quarterly True-Up”) equal to (a) the Territory Profit Split for such Quarter (as set forth in Part I), plus (b) the Regeneron Reimbursement Amount for such Quarter (as set forth in Part II), plus or minus (c) the Global True-Up (as set forth in Part III), minus (d) the Global Development Balance Payment (commencing in the Quarter of the First Commercial Sale in a Major Market Country) (as set forth in Part IV). In the event that the Quarterly True-Up is an amount greater than zero, such amount shall be payable by Company to Regeneron in accordance with the terms set forth in Article 9. In the event that the Quarterly True-Up is an amount less than zero, the absolute value of such amount shall be payable by Regeneron to Company in accordance with the terms set forth in Article 9. An example of the Quarterly True-Up is shown in Part V.

I. TERRITORY PROFIT SPLIT

The “Territory Profit Split” shall mean the sum of fifty percent (50%) of Territory Profits in the Quarter plus the Japan Profit Split in the Quarter. “Territory Profits” shall mean aggregate Net Sales in the Territory, excluding Japan, in the Quarter less the sum of aggregate COGS and aggregate Shared Promotion Expenses incurred by both Parties in the Territory, excluding Japan, in the Quarter.

The “Japan Profit Split” shall equal the US Dollar equivalent (calculated in accordance with Section 9.6) of (a) either (i) the Japan Royalty, as defined below, or (ii) the Japan Profit Share, as defined below, as applicable for such Quarter, plus (b) the Regeneron Detail Default Payment, if any. The “Regeneron Detail Default Payment” shall equal [****] of the Detail Default Payment paid by Santen to the BYL in a Quarter, if any.

An example of a calculation of the Territory Profit Split in a Quarter would be:

	Aggregate	Company	Regeneron
Net Sales in the Territory*	1000	1000

COGS*	(50)	(50)	0

Shared Promotion Expenses*	(350)	(300)	(50)

Territory Profits	600

50% of Territory Profits	300
Japan Profit Split	100
Territory Profit Split	400

* Excluding Japan

A. JAPAN ROYALTY

The Japan Royalty mechanism shall always apply unless the Parties cannot reach agreement for adjustments pursuant to paragraphs 9 and 10, in which case the Japan Profit Share will apply.

For each calendar year through December 31, 2021 that the Santen Co-Promotion Agreement is in effect, the “Japan Royalty” shall equal the sum of (i) 33.5% of Santen Market Net Sales up to Baseline A Santen Market Net Sales for such year, (ii) [****] of Santen Market Net Sales in excess of Baseline A Santen Market Net Sales up to Baseline B Santen Market Net Sales for such year, (iii) [****] of Santen Market Net Sales in excess of Baseline B Santen Market Net Sales up to Baseline C Santen Market Net Sales for such year, and (iv) 40.0% of Santen Market Net Sales in excess of Baseline C Santen Market Net Sales.

For each calendar year through [****] that the Santen Co-Promotion Agreement is not in effect, the Japan Royalty shall equal [****] of Bayer Market Net Sales.

From and after a Santen Change of Control, and in any event after [****], the Japan Royalty shall equal [****] of Bayer Market Net Sales.

Baseline A Santen Market Net Sales, Baseline B Santen Market Net Sales, and Baseline C Santen Market Net Sales are set forth below:

Santen Market Net Sales (in millions of Yen)
Year	Baseline A	Baseline B (=[****] of Baseline A)	Baseline C (=[****] of Baseline A)
2012	[****]	[****]	[****]
2013	[****]	[****]	[****]
2014	[****]	[****]	[****]
2015	[****]	[****]	[****]

2016	[****]	[****]	[****]
2017	[****]	[****]	[****]
2018	[****]	[****]	[****]
2019	[****]	[****]	[****]
2020	[****]	[****]	[****]
2021	[****]	[****]	[****]

When the Santen Co-Promotion Agreement is in effect, the Japan Royalty for a Quarter shall be calculated based on Santen Market Net Sales in such Quarter using a royalty rate(s) based on aggregate year-to-date Santen Market Net Sales in accordance with the formula set forth above.

A series of examples of the calculation of the Japan Royalty is set forth below:

[****]

B. JAPAN PROFIT SHARE

The Japan Profit Share applies only if the Parties cannot reach agreement for adjustments pursuant to paragraphs 11 and 12, otherwise the Japan Royalty mechanism will apply.

Japan Profit Share – Santen Co-Promotion Agreement in Effect

If the Santen Co-Promotion Agreement is in effect, the “Japan Profit Share” shall equal fifty percent (50%) of Japan Profits in the Quarter. “Japan Profits” for this Paragraph (i) shall mean Bayer Sales in the Quarter less the sum of COGS applicable to Bayer Sales and Japan Shared Promotion Expenses incurred by BYL (following reconciliation with Santen) (and Regeneron, if any) in Japan in the Quarter. “Japan Shared Promotion Expenses” shall mean the sum of (a) Promotional Expenses (as defined in the Santen Co-Promotion Agreement) and (b) [****] of the Promotion Fee (as defined in the Santen Co-Promotion Agreement). The other [****] of the Promotion Fee will be borne by the Company and will not be included as a part of the calculation of Japan Profits.

Japan Profit Share – Santen Co-Promotion Agreement Not in Effect and no Japan Royalty payable

If the Santen Co-Promotion Agreement is not in effect, the “Japan Profit Share” shall equal fifty percent (50%) of Japan Profits in the Quarter. “Japan Profits” for this Paragraph (ii) shall mean Bayer Market Net Sales in the Quarter less the sum of COGS applicable to Bayer Market Net Sales and Shared Promotion Expenses incurred by BYL (and Regeneron, if any) in Japan in the Quarter.

II. REGENERON REIMBURSEMENT AMOUNT

The “Regeneron Reimbursement Amount” for a Quarter shall mean (a) Shared Promotion Expenses incurred by Regeneron in the Quarter (if any), plus (b) Commercial Supply Costs incurred by Regeneron in the Quarter (if any), plus (c) Development Costs incurred by Regeneron under the Territory Development Plan in the Quarter (if any).

An example of a calculation of the Regeneron Reimbursement Amount in a Quarter would be:

Regeneron Shared Promotion Expenses	50

Regeneron Commercial Supply Costs	10

Regeneron Development Costs under Territory Development Plan	5

Regeneron Reimbursement Amount	65

III. GLOBAL TRUE-UP

The “Global True-Up” for a Quarter shall mean (a) fifty percent (50%) of the sum of (i) aggregate Development Costs incurred by both Parties under the Global Development Plan in the Quarter and (ii) aggregate Other Shared Expenses incurred by both Parties in the Quarter, minus (b) one hundred percent (100%) of the sum of (i) Development Costs incurred by Company under the Global Development Plan in the Quarter and (ii) Other Shared Expenses incurred by Company during the Quarter. If the Global True-Up is a positive number, it shall be added in the calculation of the Quarterly True-Up and, if it is a negative number, the absolute value of such amount shall be subtracted in the calculation of the Quarterly True-Up.

An example of a calculation of the Global True-Up in a Quarter would be:

	Aggregate	Company	Regeneron	Global
				True-Up
Development Costs under
Global Development Plan	80	30	50

Other Shared Expenses	40	35	5

Total	120	65	55	(5)

IV. GLOBAL DEVELOPMENT BALANCE PAYMENT

The “Global Development Balance” for a Quarter shall mean (a) twenty-five percent (25%) of the aggregate amount of Development Costs incurred by both Parties under the Global Development Plan from January 1, 2007 through the close of such Quarter ([****]), plus (b) fifty percent (50%) of the aggregate amount of Development Costs incurred by both Parties under the Territory Development Plan from the Effective Date through the close of such Quarter ([****]), less (c) the aggregate amount of Global Development Balance Payments included in the calculation of the Quarterly True-Up in all prior Quarters. On the date of the First Commercial Sale in Japan, if the Japan Royalty mechanism is applicable, the Global Development Balance shall never include Pre-Launch Marketing Expenses relating to Japan.

The “Global Development Balance Payment” shall mean, [****]

An example of a calculation of the Global Development Balance Payment in a Quarter would be:

Territory Profit Split	400

Global Development Balance	200
[****]	[****]

Global Development Balance Payment	[****]

V. EXAMPLE OF QUARTERLY TRUE-UP

An example of a calculation of the Quarterly True-up in a Quarter would be:

Territory Profit Split	400
Regeneron Reimbursement Amount	65
Global True-Up	(5)
[****]	[****]
Quarterly True-up	[****]
[****]	[****]

In this example, Company would pay Regeneron [****] in accordance with the terms set forth in Article 9.

SCHEDULE 2A

Assumed [****] by Year in Yen

Year	Assumed [****]
2012	[****]
2013	[****]
2014	[****]
2015	[****]
2016	[****]
2017	[****]
2018	[****]
2019	[****]
2020	[****]
2021	[****]
2022	[****]
2023	[****]
2024	[****]
2025	[****]
2026 and thereafter	[****]

SCHEDULE 3

Press Release

For Immediate Release

Press Release

Regeneron and Bayer Announce Co-Promotion Agreement With Santen For EYLEA® (aflibercept) Injection in Japan

Collaboration agreement between Regeneron and Bayer amended to a royalty arrangement in Japan

Tarrytown, NY, USA (May 8, 2012) -- Regeneron Pharmaceuticals, Inc. (Nasdaq: REGN) and Bayer HealthCare today announced that Bayer’s Japanese subsidiary, Bayer Yakuhin, Ltd. (“Bayer Yakuhin”), and Santen Pharmaceutical Co., Ltd. (“Santen”) entered into a co-promotion agreement for EYLEA® (aflibercept) Injection in Japan. As previously announced, Bayer Yakuhin has submitted an application for marketing authorization to the Ministry of Health, Labor and Welfare (MHLW) for EYLEA for the treatment of neovascular age-related macular degeneration (wet AMD).

“With this agreement and upon marketing authorization, a newly formed Bayer Yakuhin ophthalmology field force and Santen, the leading ophthalmology company in Japan, will promote EYLEA,” said Sebastian Guth, President & CEO of Bayer Yakuhin, Ltd. “We expect that the combined resources of the two companies will allow EYLEA to achieve a broader and faster reach into the Japanese ophthalmology community and potentially benefit a greater number of patients.”

Bayer and Regeneron have also amended their existing global license and collaboration agreement for EYLEA to convert the 50/50 profit share for Japan into a royalty arrangement that approximates the economics of the profit split. In certain specified circumstances, the royalty may revert to a profit share arrangement.

EYLEA is approved for sale in the United States for the treatment of wet AMD and marketing approval has also been granted in Australia. Bayer HealthCare has submitted applications in Europe and other countries and has initiated a Phase 3 clinical study for wet AMD in China. Beyond the wet AMD indication, EYLEA is in Phase 3 clinical studies for the treatment of diabetic macular edema (DME), myopic choroidal neovascularization (mCNV), and branch retinal vein occlusion (BRVO). Regeneron has filed an sBLA for EYLEA in central retinal vein occlusion (CRVO) in the United States, and has been granted a Prescription Drug User Fee Act (PDUFA) date of September 23, 2012.

Bayer HealthCare and Regeneron Pharmaceuticals, Inc. are collaborating on the global development of EYLEA®. EYLEA was approved in the United States for the treatment of wet AMD in November 2011. Regeneron maintains exclusive rights to EYLEA in the United States. Bayer HealthCare owns the exclusive marketing rights outside the United States, where the companies will share equally the profits from any future sales of EYLEA, except for Japan where Regeneron will receive a royalty on net sales.

About EYLEA® (aflibercept) Injection For Intravitreal Injection
Vascular Endothelial Growth Factor (VEGF) is a naturally occurring protein in the body. Its normal role in a healthy organism is to trigger formation of new blood vessels (angiogenesis) supporting the growth of the body's tissues and organs. However, in certain diseases, such as wet age-related macular degeneration, it is also associated with the growth of abnormal new blood vessels in the eye, which exhibit abnormal increased permeability that leads to edema. Scarring and loss of fine-resolution central vision often results.

EYLEA (aflibercept) Injection, known in the scientific literature as VEGF Trap-Eye, is a recombinant fusion protein, consisting of portions of human VEGF receptors 1 and 2 extracellular domains fused to the Fc portion of human IgG1 and formulated as an iso-osmotic solution for intravitreal administration. EYLEA acts as a soluble decoy receptor that binds VEGF-A and placental growth factor (PlGF) and thereby can inhibit the binding and activation of these cognate VEGF receptors.

IMPORTANT PRESCRIBING INFORMATION
In the United States, EYLEA is indicated for the treatment of patients with neovascular age-related macular degeneration (wet AMD).

The recommended dose for EYLEA is 2 mg administered by intravitreal injection every four weeks (monthly) for the first 12 weeks (3 months), followed by 2 mg once every eight weeks (2 months). Although EYLEA may be dosed as frequently as 2 mg every four weeks (monthly), additional efficacy was not demonstrated when EYLEA was dosed every four weeks compared to every eight weeks.

IMPORTANT SAFETY INFORMATION
EYLEA is contraindicated in patients with ocular or periocular infections, active intraocular inflammation, or known hypersensitivity to aflibercept or to any of the excipients in EYLEA.

Intravitreal injections, including those with EYLEA, have been associated with endophthalmitis and retinal detachments. Proper aseptic injection technique must always be used when administering EYLEA. Patients should be instructed to report any symptoms suggestive of endophthalmitis or retinal detachment without delay and should be managed appropriately.

Acute increases in intraocular pressure have been seen within 60 minutes of intravitreal injection, including with EYLEA. Sustained increases in intraocular pressure have also been reported after repeated intravitreal dosing with VEGF inhibitors. Intraocular pressure and the perfusion of the optic nerve head should be monitored and managed appropriately.

There is a potential risk of arterial thromboembolic events (ATEs) following use of intravitreal VEGF inhibitors, including EYLEA, defined as nonfatal stroke, nonfatal myocardial infarction, or vascular death (including deaths of unknown cause). The incidence of ATEs with EYLEA® in clinical trials was 1.8% during the first year.

The most common adverse reactions (greater than or equal to 5%) reported in patients receiving EYLEA (aflibercept) Injection were conjunctival hemorrhage, eye pain, cataract, vitreous detachment, vitreous floaters, and increased intraocular pressure.

Serious adverse reactions related to the injection procedure have occurred in less than 0.1% of intravitreal injections with EYLEA including endophthalmitis, traumatic cataract, and increased intraocular pressure.

Please see the full Prescribing Information for EYLEA, available online at www.regeneron.com/EYLEA-fpi.pdf.

About Wet AMD
Age-related Macular Degeneration (AMD) is a leading cause of acquired blindness. Macular degeneration is diagnosed as either dry (non-exudative) or wet (exudative). In wet AMD, new blood vessels grow beneath the retina and leak blood and fluid. This leakage causes disruption and dysfunction of the retina creating blind spots in central vision, and it can account for blindness in wet AMD patients. Wet AMD is the leading cause of blindness for people over the age of 65 in the U.S. and Europe.

About Regeneron Pharmaceuticals
Regeneron is a fully integrated biopharmaceutical company that discovers, invents, develops, manufactures, and commercializes medicines for the treatment of serious medical conditions. Regeneron markets two products in the United States, ARCALYST® (rilonacept) Injection For Subcutaneous Use and EYLEA® (aflibercept) Injection, and has filed regulatory applications with the U.S. Food and Drug Administration (FDA) for second indications for each of these products. A regulatory application has also been submitted to the FDA for the product candidate ZALTRAP® (aflibercept) Concentrate for Intravenous Infusion. Phase 3 studies are in progress with EYLEA® in a third indication, and with product candidate sarilumab. Earlier-stage clinical programs are underway with nine additional monoclonal antibodies. Regeneron has active research and development programs in many disease areas, including ophthalmology, inflammation, cancer, and hypercholesterolemia. Additional information and recent news releases are available on the Regeneron web site at www.regeneron.com.

About Santen
Founded in 1890, Santen is a global company headquartered in Osaka, Japan. Santen researches, develops and markets ophthalmic products for physicians worldwide. Among prescription ophthalmic pharmaceuticals, Santen holds the top share within the Japanese market and is one of the leading ophthalmic companies worldwide. For more information, visit www.santen.com.

About Bayer Yakuhin, Ltd.
Bayer Yakuhin Ltd., headquartered in Osaka, is a healthcare company which combines business activities of Pharmaceuticals, Radiology & Interventional and Animal Health (companion and food animal products). Pharmaceuticals business is focused on the following areas: Cardiovascular & Neurology, Oncology & Hematology, Women's Health & Dermatology and Ophthalmology. Bayer Yakuhin aims to be one of leading pharmaceutical companies, which responds to Japanese patients’ unmet medical needs, with the spirit of Bayer’s corporate slogan “Science For A Better Life”.
Bayer Yakuhin homepage: http://www.bayer.co.jp/byl

About Bayer HealthCare
The Bayer Group is a global enterprise with core competencies in the fields of health care, nutrition and high-tech materials. Bayer HealthCare, a subgroup of Bayer AG with annual sales of EUR 17.2 billion (2011), is one of the world’s leading, innovative companies in the healthcare and medical products industry and is based in Leverkusen, Germany. The company combines the global activities of the Animal Health, Consumer Care, Medical Care and Pharmaceuticals divisions. Bayer HealthCare’s aim is to discover, develop, manufacture and market products that will improve human and animal health worldwide. Bayer HealthCare has a global workforce of 55,700 employees (Dec 31, 2011) and is represented in more than 100 countries. Find more information at www.bayerhealthcare.com.

To learn more about age-related macular degeneration (AMD), please visit: www.bayerpharma.de/en/AMD

Regeneron Forward-Looking Statements
This news release includes forward-looking statements that involve risks and uncertainties relating to future events and the future performance of Regeneron, and actual events or results may differ materially from these forward-looking statements. These statements concern, and these risks and uncertainties include, among others, the nature, timing, and possible success and therapeutic applications of EYLEA in Japan and other countries and Regeneron's product candidates, potential new indications for EYLEA, and research and clinical programs now underway or planned, the likelihood and timing of possible regulatory approval and commercial launch of EYLEA in Japan, Regeneron's late-stage product candidates and new indications for marketed products, determinations by regulatory and administrative governmental authorities which may delay or restrict Regeneron's ability to continue to develop or commercialize EYLEA and other product and drug candidates and possible new indications for marketed products, competing drugs that may be superior to EYLEA and Regeneron's product and drug candidates and possible new indications for marketed products, uncertainty of market acceptance of EYLEA and Regeneron's product and drug candidates and possible new indications for marketed products, unforeseen safety issues resulting from the administration of products and product candidates in patients, the potential for any license or collaboration agreement, including Regeneron’s agreements with Sanofi or Bayer HealthCare, to be cancelled or terminated, and risks associated with third party intellectual property and pending or future litigation relating thereto. A more complete description of these and other material risks can be found in Regeneron's filings with the United States Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2011 and Form 10-Q for the quarter ended March 31, 2012. Regeneron does not undertake any obligation to update publicly any forward-looking statement, whether as a result of new information, future events, or otherwise, unless required by law.

###

Contacts Information:

Michael Aberman, M.D.	Peter Dworkin
Investor Relations	Corporate Communications
914.847.7799	914.847.7640
michael.aberman@regeneron.com	peter.dworkin@regeneron.com

May 8, 2012

News Release

Bayer Yakuhin, Ltd.
Santen Pharmaceutical Co., Ltd.

Announcement of the conclusion of the agreement on co-promotion of
VEGF Trap-Eye (aflibercept intravitreal injection)

Bayer Yakuhin, Ltd. (Head office : Osaka, hereafter referred to as “Bayer Yakuhin”) and Santen Pharmaceutical Co., Ltd. (Head office : Osaka, hereafter referred to as “Santen”) concluded on May 7 an agreement of co-promotion of VEGF Trap-Eye (aflibercept intravitreal injection) in the market of Japan. Bayer Yakuhin has submitted an authorization application to the Ministry of Health, Labour and Welfare (MHLW) for marketing this product for the treatment of wet age-related macular degeneration (wet AMD).

With this agreement, medical representatives (MRs) of both companies will start promotional activities of VEGF Trap-Eye after Bayer Yakuhin obtains a marketing authorization from the MHLW. Bayer Yakuhin will hold the marketing authorization for the product, and Santen will distribute it in Japan.

With VEGF Trap-Eye, Bayer Yakuhin will enter the product market for the back-of-the-eye area which mainly includes retinal diseases. By partnering with Santen, the leading ophthalmic pharmaceutical company in Japan, Bayer Yakuhin will be able to offer the latest information relating to VEGF Trap-Eye to a broader range of ophthalmologists and contribute to AMD therapy.

- 1/5 -

Santen offers a full lineup of pharmaceutical ocular products that deal with problems in the front-of-the-eye region. By adding an outstanding product, i.e., VEGF Trap-Eye, in the product market for the back-of-the-eye area that covers wet AMD, for which Santen offers less treatment options at present, Santen expects to meet the treatment needs of patients and further contribute to the improvement in patients’ quality of life (QOL).

About VEGF Trap-Eye
VEGF Trap-Eye is a recombinant fusion protein consisting of portions of human VEGF receptors 1 and 2 extracellular domains fused to the Fc portion of human IgG1 and formulated as an iso-osmotic solution for intravitreal administration. VEGF Trap-Eye acts as a soluble decoy receptor that binds VEGF-A and placental growth factor (PlGF) with higher affinity than their natural receptors, and thereby can inhibit the binding and activation of these cognate VEGF receptors. VEGF Trap-Eye is specially purified and contains iso-osmotic buffer concentrations, allowing for injection into the eye.

Vascular Endothelial Growth Factor (VEGF) is a naturally occurring protein in the body. Its normal role in a healthy organism is to trigger formation of new blood vessels (angiogenesis) supporting the growth of the body's tissues and organs. However, in certain diseases, such as wet age-related macular degeneration, it is also associated with the growth of abnormal new blood vessels in the eye, which exhibit abnormal increased permeability that leads to edema. Scarring and loss of fine-resolution central vision often results.

Bayer HealthCare and Regeneron Pharmaceuticals are collaborating on the global development of VEGF Trap-Eye for the treatment of wet AMD, central retinal vein occlusion (CRVO), myopic choroidal neovascularisation (CNV), diabetic macular edema (DME), and other eye diseases and disorders. VEGF Trap-Eye was approved for the indication of wet AMD in the US in November 2011 and in Australia in March 2012.

About wet AMD
Age-related Macular Degeneration (AMD) is a leading cause of acquired blindness. Macular degeneration is diagnosed as either dry (non-exudative) or wet (exudative). In wet AMD, new blood vessels grow beneath the retina and leak blood and fluid. This leakage causes disruption and dysfunction of the retina creating blind spots in central vision, and it can account for blindness in wet AMD patients.

- 2/5 -

Wet AMD is the leading cause of blindness for people over the age of 65 in the U.S. and Europe. In Japan, age-related macular degeneration (AMD) is the 4th most common cause of acquired blindness and the number of patients is increasing. The research conducted in 2007 targeting residents in Hisayama, Fukuoka, shows that 1.2% of residents over the age of 50 had wet AMD in at least one eye. Extrapolating from this study, the number of patients in Japan estimated to have wet AMD eligible for treatment with anti-VEGF therapy is approximately 700,000.

Reference :
1 Ophthalmic Epidemiology, 17(I), 50-57, 2010: “Prevalence of Visual Impairment in the Adult Japanese Population by Cause and Severity and Future Projections” Masakazu Yamada, Yoshimune Hiratsuka, Chris B. Roberts, M. Lynne Pezzullo, Katie Yates, Shigeru Takano, Kensaku Miyake, and Hugh R. Taylor
2	26(1) 25~30,2009:

Contact :
Santen Pharmaceutical Co., Ltd
Corporate Communication Group
E-mail: ir@santen.co.jp

About Santen
Founded in 1890, Santen is a global company headquartered in Osaka, Japan. Santen researches, develops and markets ophthalmic products for physicians worldwide. Among prescription ophthalmic pharmaceuticals, Santen holds the top share within the Japanese market and is one of the leading ophthalmic companies worldwide. For more information, visit www.santen.com.

About Bayer Yakuhin, Ltd.
Bayer Yakuhin Ltd., headquartered in Osaka, is a healthcare company which combines business activities of Pharmaceuticals, Radiology & Interventional and Animal Health (companion and food animal products). Pharmaceuticals business is focused on the following areas: Cardiovascular & Neurology, Oncology & Hematology, Women's Health & Dermatology and Ophthalmology. Bayer Yakuhin aims to be one of leading pharmaceutical companies, which responds to Japanese patients’ unmet medical needs, with the spirit of Bayer’s corporate slogan “Science For A Better Life”.

- 3/5 -

Bayer Yakuhin homepage: http://www.bayer.co.jp/byl

About Bayer HealthCare
The Bayer Group is a global enterprise with core competencies in the fields of health care, nutrition and high-tech materials. Bayer HealthCare, a subgroup of Bayer AG with annual sales of EUR 17.2 billion (2011), is one of the world’s leading, innovative companies in the healthcare and medical products industry and is based in Leverkusen, Germany. The company combines the global activities of the Animal Health, Consumer Care, Medical Care and Pharmaceuticals divisions. Bayer HealthCare’s aim is to discover, develop, manufacture and market products that will improve human and animal health worldwide. Bayer HealthCare has a global workforce of 55,700 employees (Dec 31, 2011) and is represented in more than 100 countries. Find more information at www.bayerhealthcare.com.

To learn more about age-related macular degeneration (AMD), please visit: www.bayerpharma.de/en/AMD

About Regeneron
Regeneron is a fully integrated biopharmaceutical company that discovers, invents, develops, manufactures, and commercializes medicines for the treatment of serious medical conditions. Regeneron markets two products in the United States, one for the treatment of neovascular (wet) age-related macular degeneration and another for the treatment of a rare inflammatory condition. Additionally, Regeneron has three regulatory applications pending before the U.S. Food and Drug Administration (FDA) and 10 drug candidates in clinical development. More information and recent news releases are available on the Regeneron web site at www.regeneron.com

Bayer Forward-Looking Statement
This release may contain forward-looking statements based on current assumptions and forecasts made by Bayer Group or subgroup management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of the company and the estimates given here. These factors include those discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. The company assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.

- 4/5 -

Santen Forward-looking Statements
Information provided in this press release contains so-called “Forward-looking Statements”. The realizations of these forecasts are subject to risk and uncertainty from various sources. Therefore, please note that the actual results may differ significantly from the forecasts. Business performance and financial condition are subject to the effects of change in regulations made by the governments of in Japan and other nations concerning medical insurance, drug pricing and other systems, and to fluctuations in market variables such as interest rates and foreign exchange rates.

- 5/5 -